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                                                                  EXHIBIT 10.10D

[LETTERHEAD APPEARS HERE]                            [LOGO OF WGBH APPEARS HERE]


                            UNDERWRITING AGREEMENT
                            ----------------------


     Underwriting Agreement entered into this 7th day of June, 1999, between the WGBH Educational Foundation, a non-profit charitable Massachusetts corporation having its principal place of business at 125 Western Avenue, Boston, Massachusetts 02134 ("WGBH"), and:

                         Company:  LookSmart ("LookSmart")
                         Address:  487 Bryant Street
                                   San Francisco, CA 94107

                         Attn:     Val Landi, Vice President, Marketing

     In consideration of the mutual covenants set forth herein, LookSmart, and WGBH hereby agree to the terms and conditions in The Schedule set forth below and the attached General Terms and Conditions (collectively, the "Agreement").

                                 THE SCHEDULE
                                 ------------

1. Series (the "Series"):

     (a) Title of the Series: MYSTERY!

     (b) Broadcast Season(s): 1999-2000, 200-20001, 2001-2002

     (c) Approximate Length of each Program in the Series: Sixty minutes (60:00)

     (d) Series Description: A weekly mystery series mixing period and contemporary drama.

2. Amount of Contribution: Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (NET) (the "Grant").

3. Payment Schedule (the "Payment Schedule"): LookSmart shall make payment of the Grant to WGBH as follows:

     (a)  1999-2000 Broadcast Season

               (i)   $187,500 payable
 no later than fifteen (15) days after the execution of this Agreement;

               (ii)  $187,500 payable no later than September 15, 1999;

               (iii) $187,500 payable no later than December 15, 1999; and

               (iv)  $187,500 payable no later than March 15, 2000.

     (b)  2000-2001 Broadcast Season

               (i)   $187,500 payable no later than September 15, 2000;

               (ii)  $187,500 payable no later than December 15, 2000;

               (iii) $187,500 payable no later than March 15, 2001; and

               (iv)  $187,500 payable no later than June 1, 2001.




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Underwriting Agreement
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     (c)  2001-2002 Broadcast Season

          (i)   $187,500 payable no later than September 15, 2001;

          (ii)  $187,500 payable no later than December 15, 2001;

          (iii) $187,500 payable no later than March 15, 2002; and

          (iv)  $187,500 payable no later than June 15, 2002.

WGBH shall invoice LookSmart according to this Payment Schedule. Invoices shall be addressed to Val Landi at the address indicated above,

4. Credit Length: Fifteen seconds (00:15)

5. Where any matter contained in The Schedule may be so read as to alter, amend, or supersede any part of the General Terms and Conditions, then The Schedule shall be deemed to be the definitive and over-ruling part of this Agreement.

6. Additional Conditions:

     (a) Additional Funder(s): LookSmart shall have the right to approve any additional corporate funder(s), such approval not to be unreasonably withheld. However, LookSmart's only reason for withholding approval of an additional corporate funder(s) shall be based on a demonstration that such additional corporate funder(s) or a product line of such additional corporate funder(s) competes directly with LookSmart in the marketplace.

     (b) Termination: In the event WGBH does not obtain sufficient funding for the 2000-2001 and/or 2001-2002 Broadcast Season(s) of the Series, WGBH shall have the right to terminate this Agreement.

     (c)  Subsequent Season of the Series:

               (i) Should WGBH intend to produce the 2002-2003 and 2003-2004 Season(s) of the Series, WGBH agrees to afford LookSmart the first right to underwrite such additional season(s), provided that LookSmart agrees at such time to provide to WGBH a non-returnable grant in the amount of $1,500,000 ($750,000 per Season) to meet the production, broadcast, and promotion costs of such additional season(s) of the Series.

               (ii) In the event LookSmart does not agree to provide WGBH a non-returnable grant in the amount of $1,500,000 by November 1,2001, WGBH shall be free to seek the support of and enter into agreements with other funders without any further obligation to LookSmart.









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Underwriting Agreement
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          (d)  The following is added to the end of Paragraph 5 of the General
Terms and Conditions:

          "(c) WGBH shall include LookSmart's logo on any Series online site, subject to PBS guidelines. Such logo will be a 'hyper link' to the LookSmart online site."

ACCEPTED AND AGREED TO effective as of the date first herein above shown by

WGBH Educational Foundation                     LookSmart



By: /s/ Andrew S. Griffiths                     By: /s/ Val Landi
   ----------------------------                    ----------------------
     Andrew S. Griffiths                             Val Landi,
     Treasurer                                       Vice President, Marketing
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Underwriting Agreement
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                         GENERAL TERMS AND CONDITIONS
                         ----------------------------

The Series
----------

     1. (a) WGBH agrees to produce the Series and use its best efforts to arrange for broadcast distribution thereof to public television stations during the Broadcast Season(s) set forth in Paragraph 1(b) of the Schedule.

          (b) WGBH agrees to notify LookSmart of the initial broadcast dates for each program in the Series promptly upon the scheduling thereof.

          (c) LookSmart, understands and agree that the Public Broadcasting Service ("PBS") retains sole responsibility for the scheduling of the Series and may occasionally pre-empt a program for re-scheduling at a later date. WGBH will use its best efforts to notify LookSmart, of pre-emption and the rescheduled date.

     2. WGBH shall have sole responsibility for the production of the Series and all of its contents and elements. The parties agree that as between LookSmart, and WGBH, WGBH shall own all right, title, and interest, including the copyright, in and to the Series and all materials related thereto, to be used and disposed of as WGBH shall in its sole discretion determine.

Compensation
------------

     3. (a) LookSmart, shall pay WGBH and WGBH shall accept as full compensation for WGBH's obligations herein, the Grant set forth in Paragraph 2 of The Schedule. Payment of the Grant to WGBH shall be made in accordance with the Payment Schedule set forth in Paragraph 3 of The Schedule.

          (b) Without limiting any of WGBH's rights and remedies, interest on late payments will be charged at the Fleet Bank Massachusetts N.A. Prime Rate and shall start accruing as of the first day after a payment is due. A payment shall be deemed late if it is not received by WGBH within thirty (30) days after the applicable date set forth in this Payment Schedule.

     4. To facilitate WGBH's public broadcasting reporting requirements, LookSmart, agrees to use its best efforts to supply WGBH with a written statement in the form attached as Exhibit A, regarding all of LookSmart's in-Kind expenditures on the Series, including those for promotion and advertising.

LookSmart's Credits
-------------------

     5. (a) LookSmart shall receive an audio and video credit at the beginning and end of each program contained in the Series as an underwriter of the Series on all public television broadcasts of each program of the Series during the Broadcast Season(s), in accordance with the Communications Act, rules and regulations of the Federal Communications Commission ("FCC") and PBS, and such credit shall appear for the length set forth in Paragraph 4 of The Schedule.

          (b) WGBH shall have the right to use LookSmart's corporate name and symbol in connection with LookSmart's underwriting credit only, with LookSmart's permission.







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Underwriting Agreement
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Promotion
---------

     6. The parties acknowledge and agree that the Grant includes the costs for the preparation and distribution of basic promotional materials for the Series including press releases and on-air promotional spots for use by public television stations. WGBH agrees to credit LookSmart as a funder of the Series in all print promotion thereof produced by WGBH after the date of full execution of this Agreement.

     7. LookSmart agrees to submit any plans it may have for the promotion of the Series (including the text of press releases and text and layouts for advertisements) to WGBH for approval to ensure the accuracy and appropriateness of all promotional and advertising materials issued in connection with the Series. WGBH agrees to respond promptly to, and will not unreasonably withhold approval of, all materials so submitted. When notified by WGBH, LookSmart, agrees to include in all such materials, the appropriate trade/service mark registration symbol in uses of the Series' name.

LookSmart's Copy of the Series
------------------------------

     8. WGBH shall provide, at its cost and expense, one (1) videocassette copy of each program in the Series to LookSmart, which LookSmart agrees to use for private, in-house screening purpose only. LookSmart understands and agrees that, due to certain union restrictions which may limit the use of the Series, any use of these cassettes other than the limited screening use referenced herein is subject to the prior written approval of WGBH, and as appropriate, individual unions and guilds. LookSmart further agrees that it does not hold any distribution rights as a result of its receipt and possession of these videocassette copies of the programs in the Series.

Representations, Warranties, and Indemnities
--------------------------------------------

     9. WGBH represent and warrants that it has the legal right and authority to enter into this Agreement and to observe and perform fully its obligations set forth herein, and that its performance hereunder will not conflict with or violate any commitment, agreement, or understanding it has or will have to or with any other person or entity.

     10. WGBH shall pay and indemnify and hold harmless LookSmart, and its grantors, officers, trustees, assignees, directors, agents, licensees, and employees from and against all claims, losses, costs, expenses, settlements, demands, and liabilities of every kind, including reasonable attorneys' fees and expenses, arising out of or incurred by reason of the inaccuracy, alleged breach, or actual breach of any representation, warranty, covenant, agreement, or undertaking made by WGBH herein, or involving any matter in connection with or caused by the Series or under its control; provided, however, that if any claim shall be made or action taken which, if true, would constitute a breach of any representation, warranty, covenant, agreement, or undertaking made by WGBH herein, LookSmart agrees to give WGBH prompt notice thereof and LookSmart shall have the right to contest or join in the contest of such claim or action and may be represented by counsel chosen by LookSmart.

     11. LookSmart represents and warrants that it has the legal right and authority to enter into this Agreement and to observe and fully perform its obligations set forth herein, and that LookSmart's performance hereunder, will not conflict with or violate any commitment, agreement, or understanding it has or will have to or with any other person or entity.





























































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LookSmart
Underwriting Agreement
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     12. LookSmart shall defend, indemnify and hold harmless WGBH and its grantors, officers, trustees, assignees, agents, licensees, and employees from and against all claims, losses, costs, expenses, settlements, demands, and liabilities of every kind, including reasonable attorneys' fees and expenses, arising out of or incurred by reason of the accuracy, alleged breach, or actual breach of any representation, warranty, covenant, agreement, or undertaking made by LookSmart herein, or involving any matter in connection with LookSmart's advertising or promotion of the Series; provided, however that if any claim shall be made or action taken which, if true, would constitute a breach of any representation, warranty, covenant, agreement, or understanding made by LookSmart herein, WGBH agrees to give LookSmart prompt notice thereof and WGBH, shall have the right to contest or join in the contest of such claim or action and may be represented by counsel chosen by WGBH.

Force Majeure
-------------

     13. In the event that production or broadcast of the Series or any program in the Series is delayed or canceled by reason of act of God, fire, lockout, strike, or other labor dispute, riot or civil disorder, war or armed insurrection, enactment, rule, act or order of government, mechanical failure, or any other force majeure cause or reason demonstrably beyond WGBH's control, then WGBH shall use its best efforts to produce and/or arrange for broadcast distribution as soon as possible after any such event.

Miscellaneous
-------------

     14. The parties shall notify each other in writing in the event that either deems this Agreement to be breached and shall give the other part thirty (30) days to cure such breach before taking action or making a claim on the basis of such breach.

     15. This Agreement is complete and embraces the entire understanding between the parties. All prior and contemporaneous understandings in connection with the subject matter herein contained, either oral or written, are null and void unless expressly set forth herein. No alteration, modification, or waiver, in whole or in part, of any provision of this Agreement shall be of any effect unless set forth in writing and signed by both parties hereto.

     16. Whenever notice is required to be given or may appropriately be given hereunder, such notice shall be in writing and shall be delivered to the person or parties to whom intended at their addresses first stated above.

     17. This Agreement is entered into within the Commonwealth of Massachusetts and shall be governed and construed in accordance with Massachusetts law as if this Agreement were to be fully performed within the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws. The parties agree to submit solely and exclusively to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts to resolve any disputes arising hereunder.

                      END OF GENERAL TERMS AND CONDITIONS















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Underwriting Agreement
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                                   EXHIBIT A

WGBH Educational Foundation
125 Western Avenue
Boston, MA 02134

Attention: Director of Client Services


Dear Sir/Madam:

In addition to LookSmart's direct grant, LookSmart has spent $________________ on promotion, advertising, and related costs.

Sincerely yours,



/s/ Val Landi
Val Landi
Vice President, Marketing
LookSmart